Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Charles C. Van Vleet, Jr.
President and Chief Executive Officer
(315) 287-2600

GOUVERNEUR BANCORP, INC. ANNOUNCES

EXTENSION OF COMMUNITY OFFERING

Gouverneur, New York, September 20, 2023 — Gouverneur Bancorp, Inc. (“Gouverneur Bancorp”) (OTC Pink Marketplace: GOVB), the holding company for Gouverneur Savings and Loan Association (the “Bank”), announced today that Gouverneur Bancorp, Inc., a newly formed Maryland corporation and the proposed successor holding company of the Bank, has extended the expiration time and date of the community offering being conducted in connection with the conversion of Cambray Mutual Holding Company (the “MHC”) from the mutual holding company to the stock holding company form of organization.

Gouverneur Bancorp, Inc.’s subscription offering expired on September 20, 2023. The community offering will now expire at 2:00 p.m., Eastern time, on September 29, 2023, but Gouverneur Bancorp, Inc. reserves the right to select an earlier expiration time and date once it receives valid orders for at least 722,500 shares of common stock at the minimum of the offering range, inclusive of valid orders already received in the subscription and community offerings.

All questions concerning the conversion and stock offering or requests for stock offering materials should be directed to the Stock Information Center at (877) 643-8198 (toll-free). The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center is closed on bank holidays.

Gouverneur Bancorp, Inc. must sell at least 722,500 shares of its common stock in the stock offering in order to complete the conversion and stock offering. Completion of the conversion and stock offering is also subject to the receipt of final regulatory approvals, the approvals of the stockholders of Gouverneur Bancorp and the members of the MHC, and the satisfaction of other customary closing conditions.

About Gouverneur Bancorp, Inc.

Gouverneur Bancorp, Inc. (OTC Pink Marketplace: GOVB) is the holding company for Gouverneur Savings and Loan Association, which is a New York chartered savings and loan association founded in 1892 that offers deposit and loan services for businesses, families and individuals. At June 30, 2023, Gouverneur Bancorp had total assets of $203.1 million, total deposits of $160.6 million and total stockholders’ equity of $26.3 million.

Forward-Looking Statements

This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, among others, the following: the ability to successfully integrate acquired entities, such as Citizens Bank of Cape Vincent, which we acquired on September 16, 2022, and realize expected cost savings associated with completed mergers and acquisitions; changes in interest rates; national and regional economic conditions; legislative and regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the size, quality and composition of the loan or investment portfolios; demand for loan products; deposit flows and our ability to effectively manage liquidity; competition; demand for financial services in our market area; changes in real estate market values in our market area; changes in relevant accounting principles and guidelines; and our ability to attract and retain key employees. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, Gouverneur Bancorp and Gouverneur Bancorp, Inc. assume no obligation to update any forward-looking statements.

Important Additional Information and Where to Find It

Gouverneur Bancorp, Inc. has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 that includes a proxy statement of Gouverneur Bancorp and a prospectus of Gouverneur Bancorp, Inc., as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF GOUVERNEUR BANCORP ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT AND THE PROSPECTUS CAREFULLY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. When filed, these documents and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free-of-charge from Gouverneur Bancorp upon written request to Gouverneur Bancorp, 42 Church Street, Gouverneur, New York 13642, Attention: Charles C. Van Vleet, Jr., or by calling (315) 287-2600.

This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock of Gouverneur Bancorp, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.